UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2008

ChinaCast Education Corporation
(Exact name of registrant as specified in charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	000-50550 (Commission File Number)	20-0178991 (IRS Employer Identification No.)
15/F Reignwood Center,
No. 8 Yong An-Dongli
Jianguomenwai Avenue
Beijing 100022, , PRC
(Address of Principal Executive Offices and zip code)
(86 10) 6566 7788
(Registrant’s telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     This Amendment No. 2 on Form 8-K/A amends the Form 8-K/A filed on May 30, 2008 which amended the Current Report on Form 8-K filed April 21, 2008 and includes amendments to the Unaudited Condensed Financial Statements of the acquired company for the three months ended March 31, 2008 and also includes the pro forma financial information permitted pursuant to item 9.01 of Form 8-K.
     As previously announced, on April 17, 2008, ChinaCast Education Corporation (the “Company”), received confirmation that on April 11, 2008, the Chongqing Municipal Bureau of the Administration for Industry accepted the consummation of the acquisition by Yu Pei Information Technology (Shanghai) Limited, the Company’s wholly owned subsidiary in China, of 80% of Hai Lai Education Technology Limited (“Hai Lai”) from Beijing Heng Tai Jufu Investment Limited (“Heng Tai”). Hai Lai holds 100% of the Foreign Trade and Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited (“Hai Yuen”), a newly set up services company. FTBC is an independent, for-profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and two-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.
     The Company paid RMB480 million (the “Purchase Price”) for 80% of Hai Lai. 50% of the Purchase Price was paid by April 7, 2008, 45% of the Purchase Price will be paid by the second quarter of 2008, and 5% of the Purchase Price will be paid on August 8, 2008. The source of the cash used for the acquisition was from working capital of the Company.
Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1.
(a) Pro Forma Financial Information.
     The unaudited pro forma condensed consolidated financial statements of the Company and Hai Lai for the year ended December 31, 2007, and for the three months ended March 31, 2008, are filed herewith as Exhibit 99.2
(b) Exhibits. The following exhibits are provided as part of this Report.
99.1     Unaudited Condensed Financial Statements of Hai Lai for the three months ended March 31, 2008.
99.2     Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company and Hai Lai for the year ended December 31, 2007, and for the three months ended March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINACAST EDUCATION CORPORATION
Date: July 31, 2008	By:	/s/ Antonio Sena
		Name:	Antonio Sena
		Title:	Chief Financial Officer